     Exhibit 107.1

Calculation of Filing Fee Tables
Form S-8
(Form Type)
Harmonic Inc.
(Exact name of registrant as specified in its charter)

Table 1 – Newly Registered Securities
Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.001 par value per share, reserved for issuance pursuant to the Harmonic Inc. 2002 Employee Stock Purchase Plan	Rule 457(c) and Rule 457(h)	1,000,000	$9.61(2)	$9,610,000	0.0000927	$890.85
Equity	Common Stock, $0.001 par value per share, reserved for issuance pursuant to the Harmonic Inc. 1995 Stock Plan	Rule 457(c) and Rule 457(h)	7,000,000	$11.30(3)	$79,100,000	0.0000927	$7,332.57
Total Offering Amounts					$88,710,000		$8,223.42
Total Fee Offsets(4)							—
Net Fee Due							$8,223.42

(1)Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Harmonic Inc. 2002 Employee Stock Purchase Plan (the “ESPP Plan”) or the Harmonic Inc. 1995 Stock Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.
(2)Estimated in accordance with Rule 457(c) and 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of 85% of $11.30 per share, which represents the average of the high and low sale prices of the Registrant’s common stock as reported on the NASDAQ Global Select Stock Market on August 15, 2022. Pursuant to the ESPP, the purchase price of the shares of the Registrant’s common stock reserved for issuance thereunder will be at least 85% of the lower of the fair market value of the Registrant’s common stock on the first trading day of the offering period or on the exercise date.
(3)Estimated in accordance with Rule 457(c) and 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $11.30 per share, which represents the average of the high and low sale prices of the Registrant’s common stock as reported on the NASDAQ Global Select Stock Market on August 15, 2022.
(4)The Registrant does not have any fee offsets.